Exhibit 10.3

FORBEARANCE AGREEMENT
THIS FORBEARANCE AGREEMENT (this “Forbearance”) dated as of May 11, 2016 is among KEY ENERGY SERVICES, INC., a Maryland corporation (the “Borrower”), each of the guarantors party hereto (the “Guarantors”), each of the lenders party hereto (the “Consenting Lenders” and collectively with each other lender under the Credit Agreement (as defined below), the “Lenders”) and CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent” and collectively with the Borrower, the Guarantors and the Lenders, the “Parties”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Term Loan and Security Agreement, dated as of June 1, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.1
B.    Section 10.3.1 of the Credit Agreement provides that the Borrower must not permit the Asset Coverage Ratio, determined with reference to the most recent PP&E Value Report delivered pursuant to Section 10.1.2(m) of the Credit Agreement, to fall below 1.50:1.00. The Borrower is required to deliver a Compliance Certificate on May 16, 2016, subject, in certain circumstances (which may or may not apply), to a cure period. An Event of Default would arise under the Credit Agreement upon delivery of the Compliance Certificate if the Asset Coverage Ratio is less than 1.50:1.00.
C.    The Consenting Lenders allege that the M&E Appraisal conducted by Hilco Valuation Services and dated March 25, 2016 (the “Hilco Report”) constitutes the most recent PP&E Value Report and that based on such report Borrower will have an Event of Default for failure to comply with Section 10.3.1 of the Credit Agreement on May 16, 2016 (such alleged default, the “Asset Coverage Ratio Default”). The Consenting Lenders further allege that any failure to deliver a Compliance Certificate by May 16, 2016 would constitute an Event of Default as of such date (such alleged default, the “Compliance Certificate Default”). The Consenting Lenders further allege that a cross-default may arise under Section 12.1(f) of the Credit Agreement relating to a default of the provisions of the Loan and Security Agreement dated as of June 1, 2015 among the Borrower, the Guarantors, Bank of America, N.A., as Administrative Agent and the other parties thereto (the “ABL Agreement”) concerning the asset coverage test and the first fiscal quarter 2016 compliance certificate contemplated by the ABL Agreement (such alleged default solely as it concerns the asset coverage test and first fiscal quarter 2016 compliance certificate (and not any other default under the ABL Agreement), the “Cross-Default”; and together with the Asset Coverage Ratio Default and the Compliance Certificate Default, the “Alleged Defaults”). The Consenting Lenders and Administrative Agent know of no Default or Event of Default existing as of the date hereof or anticipated during the Forbearance Period, other than the Alleged Defaults.
D.    The Borrower denies that the Hilco Report constitutes the most recent PP&E Value Report as of March 31, 2016, further denies that any of the Alleged Defaults is valid and asserts that it was in compliance with the Asset Coverage Ratio as of March 31, 2016.
E.    The Borrower has requested, and the Administrative Agent and the Consenting Lenders, who constitute Required Lenders under the Credit Agreement, have agreed, to temporarily forbear from exercising any remedies in respect of the Alleged Defaults during a period beginning on the Effective Time (as defined below) and running through the Forbearance Termination Date (as defined below) on the terms and conditions set forth herein.
NOW, THEREFORE, to induce the Administrative Agent and the Consenting Lenders to enter into this Forbearance and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section references in this Forbearance refer to sections of the Credit Agreement.
1 Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

Section 2.    Forbearance.

2.1    The “Forbearance Period” shall commence on the Effective Time, and shall terminate immediately and automatically upon the earliest to occur of (i) June 6, 2016, at 11:59 p.m. New York time (the “Forbearance Termination Date”) and (ii) the termination of this Forbearance pursuant to Section 2.3 below.

2.2    The Administrative Agent and the Consenting Lenders hereby agree, subject to the conditions set forth herein, and solely during the continuation of the Forbearance Period, to temporarily forbear from accelerating the Obligations or otherwise exercising any of their rights and remedies on account of the Alleged Defaults.

2.3    The Forbearance shall terminate three Business Days following delivery of notice by the Administrative Agent to the Borrower of the occurrence of any of the following events or circumstances (each, a “Forbearance Termination Event”):
(a)the occurrence and continuation of a Default or Event of Default under the Credit Agreement other than the Alleged Defaults;

(b)a material breach by any Obligor of any of the covenants set forth in Section 4 of this Forbearance;

(c)a material breach by any Obligor of any of the representations and warranties set forth in this Forbearance;

(d)the making by any of the Obligors of any voluntary prepayment of principal or interest on, redemption, repurchase, defeasance or other acquisition or retirement for value of, any Indebtedness outstanding pursuant to the Senior Notes Indenture; or

(e)the termination by the Borrower of discussions related to the negotiation and implementation of an amendment and/or restatement of the Credit Agreement.

2.4    The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to constitute a waiver of any Defaults or Events of Default other than the Alleged Defaults or compliance with any term or provision of the Loan Documents or Applicable Law, except to the extent expressly provided for herein, or (ii) to establish a custom or course of dealing between the Obligors, on the one hand, and the Administrative Agent or any Lender, on the other hand.

2.5    Upon the termination of the Forbearance Period: (i) the Forbearance shall terminate automatically and be of no further force or effect, except with respect to the waivers set forth in Section 4 of this Forbearance, which shall survive termination, and (ii) subject to the terms of the Loan Documents and Applicable Law, the Administrative Agent and each Lender, other than as expressly set forth in Section 4 of this Agreement, reserves the right in its respective sole and absolute discretion, without limitation, to proceed to enforce any or all of its respective rights and remedies set forth in the Credit Agreement, including relating to the Alleged Defaults, the other Loan Documents and Applicable Law, including, but not limited to, its rights to immediately accelerate the Loans in accordance with Section 12.2 of the Credit Agreement. In furtherance of the foregoing, and notwithstanding the occurrence of the Effective Time, each of the Obligors acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents and Applicable Law with respect to the Borrower or any other Obligor that do not arise solely and exclusively as a result of the Alleged Defaults shall continue to be available to the Administrative Agent and the Lenders.

2.6    The Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or any Consenting Lender may be entitled to take or bring in order to enforce its rights and remedies against any Obligor are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

2.7    Execution of this Forbearance constitutes a direction by the Required Lenders that the Administrative Agent, in accordance with this Forbearance, act or refrain from acting. Each Consenting Lender agrees that the Administrative Agent shall not be required to act against the Obligors if such action is contrary to the terms of this Forbearance. In no event shall any discretionary obligations or duties be construed against the Administrative Agent hereunder.

Section 3.    Representations and Warranties. To induce Administrative Agent and Consenting Lenders to enter into this Forbearance, each of the Loan Parties hereby represents and warrants to Administrative Agent and each Consenting Lender that:

3.1    Existence, Qualification and Power. Each of the Obligors (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to execute, deliver and perform its obligations under this Forbearance, and (c) except as would not constitute a Material Adverse Effect, is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

3.2    Authorization; No Contravention. The execution, delivery and performance by each of the Obligors of this Forbearance has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organic Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law.

3.3    No Default. No Default or Event of Default has occurred and is continuing other than the Alleged Defaults.

Section 4.    Conditions to Effectiveness of this Forbearance.

This Forbearance shall become effective (the date of such effectiveness being referred to herein as the “Effective Time”) upon (i) the Administrative Agent having received from the Borrower, the Guarantors and the Consenting Lenders sufficient to constitute the Required Lenders, counterparts of this Forbearance signed on behalf of such Person, (ii) execution of this Forbearance by the Administrative Agent and (iii) receipt by the Administrative Agent of $7.5 million in cash (the “Forbearance Payment”), which payment shall be applied to prepay $7,421,813.26 in outstanding principal and $78,186.74 in accrued and unpaid interest on such principal amount of the loans outstanding under the Credit Agreement in accordance with Section 5.3.1 of the Credit Agreement. As of the Effective Time, notwithstanding any provision to the contrary in the Credit Agreement, (a) the Consenting Lenders, who constitute Required Lenders under the Credit Agreement, hereby irrevocably waive and direct the Administrative Agent to waive, (1) payment of the Applicable Premium in respect of the Forbearance Payment and (2) the requirement that the Borrower provide three business days’ notice prior to any prepayment of any LIBOR Loans in connection with the Forbearance Payment and (b) the Borrower hereby irrevocably agrees to waive its right to apply the Forbearance Payment to the principal repayment installments set forth in Section 5.2.1 of the Credit Agreement prior to the Maturity Date.
Section 5.    Miscellaneous.

5.1    Ratification and Affirmation. Each of the Obligors hereby ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, subject to the terms hereof.

5.2    No Waiver; Loan Document. The execution, delivery and effectiveness of this Forbearance shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, other than as expressly set forth in Section 4 herein. On and after the Effective Time, this Forbearance shall for all purposes constitute a Loan Document.

5.3    Release.

(a)    Subject to Section 5.3(d) of this Forbearance, each of the Obligors for itself and for its successors in title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of the Obligors, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent and each of the Lenders in their respective capacities as such under the Loan Documents, and the Administrative Agent’s and each Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Administrative Agent, each of the Lenders or any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of the Loans, including, without limitation, any such claims and defenses based on mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Credit Agreement, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, (v) lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation or (viii) to the extent allowed by Applicable Law, any claims arising under 11 U.S.C. Sections 541 to 550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, whether held in a personal or representative capacity, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”). Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by Applicable Law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any applicable foreign law or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 5.3.

(b)    Subject to Section 5.3(d) of this Forbearance, each of the Borrower and other Obligors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Obligor pursuant to Section 5.3(a) hereof. If the Borrower, any other Obligor or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and other Obligors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c)    In entering into this Forbearance, each of the Obligors has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by the Administrative Agent, the Lenders or any of the Administrative Agent’s or the Lenders’ Affiliates and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 5.3 shall survive the termination of the Credit Agreement and payment in full of all amounts owing thereunder.

(d)    Notwithstanding anything to the contrary in this Section 5.3, (i) the Parties expressly reserve all of their rights (including, without limitation, the right to contest and seek judicial relief) (A) to contest the validity of the Alleged Defaults on any and all grounds and otherwise to enforce the Credit Agreement and (B) relating to any actions taken or not taken on account of the Alleged Defaults after the termination of this Forbearance and (ii) the foregoing releases in this Section 5.3 shall not apply to any claims with respect to any party that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith or willful misconduct of such party (it being understood and agreed that the exercise by the Lenders of their right to demand delivery of the Hilco Report and the timeframe within which the Hilco Report was prepared standing alone will not be deemed bad faith or willful misconduct on the part of the Lenders). The Parties agree that all of their respective rights and claims relating to the matters described in the previous sentence are not limited, waived or otherwise impaired by the terms of this Agreement, except as expressly set forth herein.

5.4    Counterparts. This Forbearance may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Forbearance by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5    NO ORAL AGREEMENT. THIS FORBEARANCE AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS FORBEARANCE, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6    GOVERNING LAW. THIS FORBEARANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance to be duly executed as of the date first written above.

BORROWER:	KEY ENERGY SERVICES, INC.

By:	____________________________________
Name:
Title:

GUARANTORS:	KEY ENERGY SERVICES, LLC

By:	____________________________________
Name:
Title:
KEY ENERGY MEXICO, LLC

By:	____________________________________
Name:
Title:

[Signature Page to Waiver Agreement]

ADMINISTRATIVE AGENT:	CORTLAND CAPITAL MARKET SERVICES, LLC
as the Administrative Agent

By:	____________________________________
Name:
Title:

[Signature Page to Waiver Agreement]

LENDERS:	DW PARTNERS, LP,
individually as a Lender

By:	____________________________________

Name:	Shawn R. Singh, Esq.

Title:	General Counsel

[Signature Page to Waiver Agreement]

TAO FUND LLC,
as a Lender

By:	____________________________________

Name:	Jennifer Mello

Title:	Vice President

TPG SPECIALTY LENDING, INC,
as a Lender

By:	____________________________________

Name:	Josh Easterly

Title:	Co-Chief Executive Officer

[Signature Page to Waiver Agreement]

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC,
as a Lender

By:	____________________________________

Name:	David M. O’Mara

Title:	Deputy General Counsel

[Signature Page to Waiver Agreement]

TENNENBAUM ENERGY OPPORTUNITIES CO., LLC
TENNENBAUM ENHANCED YIELD OPERATING I, LLC
TENNENBAUM SENIOR LOAN FUND V, LLC
TENNENBAUM SENIOR LOAN FUNDING III, LLC
TENNENBAUM SENIOR LOAN SPV, LLC,
as Lenders

On behalf of each of the above entities:
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	____________________________________

Name:	David Adler

Title:	Partner

[Signature Page to Waiver Agreement]

CERBERUS ASRS FUNDING LLC,
as a Lender

By:	____________________________________

Name:	Kevin P. Genda

Title:	Vice President
CERBERUS AUS LEVERED II LP
as a Lender

By: CAL II GP LLC
Its: General Partner

By:	____________________________________

Name:	Kevin P. Genda

Title:	Vice President
CERBERUS ICQ LEVERED LLC,
as a Lender

By:	____________________________________

Name:	Kevin P. Genda

Title:	Vice President
CERBERUS KRS LEVERED LLC,
as a Lender

By:	____________________________________

Name:	Kevin P. Genda

Title:	Vice President
CERBERUS N-1 FUNDING LLC,
as a Lender

By:	____________________________________

Name:	Kevin P. Genda

Title:	Vice President
CERBERUS OFFSHORE LEVERED II LP
as a Lender

By: COL II GP LLC
Its: General Partner

By:	____________________________________

Name:	Kevin P. Genda

Title:	Vice President

[Signature Page to Waiver Agreement]

CERBERUS SWC LEVERED LOAN OPPORTUNITIES MASTER FUND, L.P.
as a Lender

By: Cerberus SWC Levered Opportunities GP, LLC
Its: General Partner

By:	____________________________________

Name:	Kevin P. Genda

Title:	Senior Managing Director

[Signature Page to Waiver Agreement]

OAKTREE CAPITAL MANAGEMENT, L.P.,
as investment manager on behalf of certain funds and accounts within its strategic credit strategy, as Lenders

By:	____________________________________

Name:	Edgar Lee

Title:	Managing Director

By:	____________________________________

Name:	Nick Basso

Title:	Vice President

[Signature Page to Waiver Agreement]